Exhibit 99.1

GMAC Financial Services Announces

Key Capital and Liquidity Actions

DETROIT – GMAC Financial Services today announced several key actions that significantly improve the company’s capital position and access to liquidity. The actions include a $7.5 billion capital investment from the U.S. Department of the Treasury, approval by the Federal Deposit Insurance Corporation (FDIC) to participate in the Temporary Liquidity Guarantee Program (TLGP), and an expanded exemption granted by the Federal Reserve to originate GM-related assets at GMAC’s bank, recently renamed Ally Bank. GMAC also reconstituted its board of directors and named two appointees from the U.S. Treasury, with three independent directors to be promptly named by the board.

“These actions represent another major step in stabilizing and strengthening GMAC,” said GMAC Chief Executive Officer Alvaro G. de Molina. “Much like last year, 2009 is proving to be a time of landmark actions for GMAC-- executing the Chrysler agreement, launching a new brand for our bank, and now taking a meaningful step forward in permanently improving our access to cost-effective funding.”

Capital Investment

In connection with the government’s capital investment, GMAC has sold $7.5 billion of mandatorily convertible preferred (MCP) membership interests and warrants to the U.S. Treasury. The investment included $4 billion of MCP related to GMAC’s agreement with Chrysler LLC to provide automotive financing to Chrysler dealers and customers and $3.5 billion of MCP toward the Supervisory Capital Assessment Program (S-CAP) requirement. The U.S. Treasury immediately exercised the warrants and GMAC issued an additional $375 million of MCP.

GMAC previously announced an agreement with Chrysler to provide automotive finance products and services to Chrysler dealers and customers. The agreement was approved by the U.S. Bankruptcy Court on May 12, 2009. GMAC will begin offering wholesale and retail credit to Chrysler dealers and customers immediately. In order to ensure an orderly transition of wholesale financing activities, GMAC has signed a cooperation agreement with Chrysler Financial Services Americas LLC.

GMAC has also entered into a transition support agreement with Chrysler LLC and the U.S. Treasury to aid in managing the risks related to expeditiously extending credit to Chrysler dealers and customers. The agreement provides GMAC with credit support for certain losses that may be incurred during the transition period, which allows time for GMAC to evaluate the creditworthiness of each Chrysler dealer.

As previously disclosed under the S-CAP program, GMAC is required to raise $11.5 billion of Tier 1 common or contingent common capital, $9.1 billion of which must be new Tier 1 capital. The $3.5 billion investment by the U.S. Treasury is new capital for the company toward this program and reduces the level of new capital required to $5.6 billion. Consistent with the S-CAP program requirements, GMAC intends to submit a Capital Plan to the Federal Reserve Bank of Chicago by June 8, 2009 with respect to the remaining capital required. While the U.S. Treasury has indicated that it may be willing to provide additional new capital, GMAC will evaluate other alternatives to meet its capital requirements.

The MCP issued to the U.S. Treasury has an annual distribution rate of nine percent payable quarterly. These interests mandatorily convert to common membership interests after seven years and may be converted in advance of that time by GMAC with the approval of the Federal Reserve if such conversion would not result in the U.S. Treasury owning in excess of 49 percent of GMAC’s common membership interests. GMAC may only convert additional mandatorily convertible membership interests to common membership interests if certain other conditions are met. The MCP is also convertible by the U.S. Treasury upon the occurrence of certain events.

Temporary Liquidity Guarantee Program

GMAC has received approval to participate in the FDIC’s TLGP for up to $7.4 billion, which would permit the company to issue new FDIC-guaranteed debt. In connection with receiving FDIC approval, GMAC is developing a funding plan which it has committed to provide to the FDIC and the Federal Reserve. The plan will reflect GMAC’s management of Ally Bank’s funding and deposit costs with a focus on diversifying funding sources and reducing the Bank’s overall cost of deposit funding. GMAC and the Bank have also committed to maintain Bank capital at a level well above the regulatory minimums.

Ally Bank Exemption

GMAC received an expanded exemption from the Federal Reserve to allow Ally Bank, formerly GMAC Bank, to originate a limited amount of GM-related retail and wholesale assets, subject to certain conditions. Previously, GMAC was more limited in the GM-related assets that could be originated in the Bank due to section 23A of the Federal Reserve Act. Providing relief on these restrictions will enable GMAC to have more funding available for a majority of its automotive finance assets, which provides a sustainable long-term funding channel for the business. The extension of credit to Chrysler dealers and customers is not subject to the section 23A restriction.

GMAC recently launched Ally Bank, a new brand for its U.S. bank that represents an improved banking experience. The new brand is part of an effort to broaden and expand the company’s customer base at the Bank.

Governance

In connection with GMAC’s approval to become a bank holding company, GMAC was required to reconstitute its board of directors. The new board will now consist of nine directors, four of whom have been named, two by the U.S. Treasury and two current directors. Three additional independent directors have been selected and will be promptly appointed by the new board. The two appointees of the U.S. Treasury are Robert T. Blakely and Kim S. Fennebresque. GMAC CEO Alvaro G. de Molina will remain on the board along with Stephen Feinberg as the Cerberus appointee. Two additional independent directors will be named at a later date.

In connection with the previously announced GMAC governance changes, the following independent and GMAC management directors on the board resigned, effective immediately, T.K. Duggan, Douglas A. Hirsch, Robert Hull, Samuel Ramsey and Robert W. Scully.

About GMAC Financial Services

GMAC specializes in automotive finance, mortgage operations, insurance, commercial finance and online banking. As of March 31, 2009, the company had approximately $180 billion in assets and serviced 15 million customers around the world. Visit the GMAC media site at http://media.gmacfs.com for more information.

# # #

Forward-Looking Statements

In this press release, the use of the words “expect,” “anticipate,” “estimate,” “project,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC LLC’s (“GMAC”) actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler LLC (“Chrysler”) dealers and customers and the resulting impact to our financial stability; uncertainty related to Chrysler’s bankruptcy process and the success or lack thereof of such process and its proposed industrial alliance with Fiat SpA; our ability to recover reimbursements owed to us by Chrysler for certain losses incurred with respect to providing wholesale financing to certain dealers prior to GMAC completing its full underwriting processes; our ability to recover any other payments or obligations owed to us by Chrysler during Chrysler’s bankruptcy process; uncertainty regarding our ability to raise the additional capital required as a result of the recently completed Supervisory Capital Assessment Program and uncertainty around the ultimate form, amount and terms of such capital; uncertainty regarding our ultimate participation in the Temporary Liquidity Guarantee Program, if any, and uncertainty around the ultimate form, amount and terms of such participation; uncertainty regarding our ability to successfully originate retail and wholesale assets in Ally Bank and to realize the anticipated benefits of our expanded exemption from certain requirements of Section 23A of the Federal Reserve Act; our ability to successfully manage Ally Bank’s funding and deposit costs, diversify funding sources and successfully reduce the bank’s overall cost of deposit funding as well as broaden Ally Bank’s customer base and expand retail deposits; our ability to successfully implement the rebranding of Ally Bank and to realize the anticipated benefits thereof; uncertainty securing low cost funding for GMAC and maintaining the mutually beneficial relationship between GMAC, General Motors Corporation (“GM”) and Chrysler; our ability to maintain an appropriate level of debt; the profitability and financial condition of GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we will be subject to; uncertainty concerning our ability to access additional federal liquidity programs and cost-effective funding; disruptions in the market in which we fund GMAC’s operations, with resulting negative impact on our liquidity; changes in the credit ratings of ResCap, GMAC, GM or Chrysler; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations. Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

Contact:

Gina Proia

917-369-2364

gina.proia@gmacfs.com